TEJON RANCH CO.
                        Post Office Box 1000
                       Lebec, California 93243


                                           April 13, 1998


   Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Tejon Ranch Co. on Monday, May 11, 1998, at 9:30 A.M., Los Angeles time, in the Grand Salon IV Room of the Park Hyatt Los Angeles at Century City, 2151 Avenue of the Stars, Los Angeles, California. Your Board of Directors and management look forward to greeting those stockholders who are able to attend.

        The Notice of Annual Meeting and Proxy Statement containing information concerning the business to be transacted at the meeting appear in the following pages.

        It is important that your shares be represented and voted at the meeting, whether or not you plan to attend. Please sign, date, and mail the enclosed proxy at your earliest convenience.

        Your interest and participation in the affairs of the Company are greatly appreciated.

                                      Sincerely,




                                      Robert A. Stine,
                                      President and
                                      Chief Executive Officer

                           TEJON RANCH CO.

              NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 on
                            May 11, 1998

        The Annual Meeting of Stockholders of Tejon Ranch Co. (the "Company") will be held in the Grand Salon IV Room of the Park Hyatt Los Angeles at Century City, 2151 Avenue of the Stars, Los Angeles, California on Monday, May 11, 1998, at 9:30 A.M., Los Angeles time, for the following purposes:

             1.   To elect three directors.

             2.   To approve the 1998 Stock Incentive Plan.

             3.   To approve the Non-Employee Director Stock
   Incentive Plan.

             4. To transact such other business as may properly come before the meeting or any adjournment thereof.

        The names of the nominees for the Board of Directors of the Company for election at the meeting are: Craig
   Cadwalader, Rayburn S. Dezember, and Robert A. Stine.

        The Board of Directors has fixed the close of business on March 31, 1998, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

        Your attention is invited to the accompanying Proxy
   Statement. To ensure that your shares are represented at the meeting, please date, sign, and mail the enclosed proxy, for which a return envelope is provided.

                                 For the Board of Directors,
                                DONALD HASKELL, Chairman of the
                                   Board
                                 DENNIS MULLINS, Secretary

   Lebec, California
   April 13, 1998

   PLEASE MARK YOUR INSTRUCTIONS ON THE ENCLOSED PROXY, SIGN AND DATE THE PROXY, AND RETURN IT IN THE ENCLOSED POSTAGE PAID ENVELOPE EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE MEETING AND WISH TO DO SO, YOU MAY VOTE YOUR SHARES IN PERSON EVEN IF YOU HAVE SIGNED AND RETURNED YOUR PROXY.
                           TEJON RANCH CO.
                        Post Office Box 1000
                       Lebec, California 93243

                           PROXY STATEMENT

                   Annual Meeting of Stockholders
                            May 11, 1998

        This Proxy Statement is being furnished in connection with the solicitation of proxies by the Company for use at the Annual Meeting of Stockholders to be held on May 11, 1998.

        It is anticipated that the mailing of this Proxy
   Statement and accompanying form of Proxy to stockholders will begin on or about April 13, 1998.

                       SOLICITATION OF PROXIES

        At the meeting, the stockholders of the Company will be asked (1) to elect three directors, (2) to approve the 1998


   Stock Incentive Plan attached as Appendix "A" and incorporated herein (the "Incentive Plan"), (3) to approve the Non-Employee Director Stock Incentive Plan attached hereto as Appendix "B" and incorporated herein (the "Director Plan"), and (4) to transact such other business as may properly come before the meeting. Your Board of Directors is asking for your proxy for use at the meeting. Although management does not know of any other matter to be acted upon at the meeting, shares represented by valid proxies will be voted by the persons named on the proxy in accordance with their best judgment with respect to any other matters which may properly come before the meeting.

        The cost of preparing, assembling, and mailing the Notice of Meeting, this Proxy Statement and the enclosed proxy ballot will be paid by the Company. Following the mailing of this Proxy Statement, directors, officers, and regular employees of the Company may solicit proxies by mail, telephone, telegraph, or in person; such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of record will be requested to forward proxy soliciting material to the beneficial owners of such shares and will be reimbursed by the Company for their charges and expenses in connection therewith at the rates approved by the American Stock Exchange.

                       RECORD DATE AND VOTING

        Holders of shares of Common Stock of record at the close of business on March 31, 1998, are entitled to notice of, and to vote at, the meeting. There were 12,685,994 shares of Common Stock outstanding at the record date. A stockholder giving a proxy may revoke it at any time before it is voted by filing with the Company's Secretary a written notice of revocation or a duly executed proxy bearing a later date. Unless a proxy is revoked, shares represented by a proxy will be voted in accordance with the voting instructions on the proxy and, on matters for which no voting instructions are given, shares will be voted for the nominees of the Board of Directors as shown on the proxy and "FOR" both proposals submitted for stockholder approval. On a matter for which the "ABSTAIN" instruction is given, shares will be voted neither "FOR" nor "AGAINST." Stockholders cannot abstain in the election of directors, but they can withhold authority. Stockholders who abstain or withhold authority will be considered present for purposes of determining a quorum. The rules of the New York and American Stock Exchanges permit member organizations ("brokers") to vote shares on behalf of beneficial owners, in the absence of instructions from beneficial owners, on certain "routine" matters, including the election of directors and ratification of independent public accountants, but do not permit such votes on "non-routine" matters, including the approval of the Incentive Plan and the Director Plan. Situations where brokers are unable to vote on non-routine proposals are referred to as "broker non-votes." Broker non-votes will not be counted as present for purposes of determining a quorum, have no effect on the outcome of matters requiring the affirmative vote of a majority or super-majority of shares represented at the meeting, including the approval of the Incentive Plan and the Director Plan, and have the effect of a negative vote on matters requiring the affirmative vote of the holders of a majority or super-majority of the shares outstanding.

        Stockholders vote cumulatively in the election of directors. Cumulative voting means that each share is entitled to a number of votes equal to the number of directors to be elected, which votes may be cast for one nominee or distributed among two or more nominees. The three candidates receiving the highest number of affirmative votes will be elected as directors. On all other matters, each share has one vote.

      STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

        The following table lists the stockholders known to the Company to be the beneficial owners of more than 5% of the shares of Company Common Stock outstanding as of March 23, 1998. The table also provides the stock ownership of all directors and of the most highly compensated executive officers as of the same date.

                                            Amount and
                                            Nature of
                                           Beneficial      Percent
      Name and Address of Stockholder     Ownership(1)     of Class

 Ardell Investment Company                  1,055,828(2)       8.33%
        P.O. Box 1715
        Newport Beach, CA 92659

   M.H. Sherman Company                     1,140,630(2)       8.99%
        P.O. Box 1715
        Newport Beach, CA 92659

   EQSF Advisers, Inc.                      3,245,508(3)      25.58%
        767 Third Avenue
        New York, NY 10017

   Carl Marks Management Company, L.P.        740,000(4)       5.83%
        135 East 57th Street
        New York, NY 10022

   State of Wisconsin Investment Board        999,600(5)       7.88%
        P.O. Box 7842
        Madison, WI 53707

   Directors

   Otis Booth, Jr.                              1,000       below 1%

   Craig Cadwalader                         2,222,530(6)      17.52%


   Dan T. Daniels                           2,222,530(7)      17.52%

   Rayburn S. Dezember                          1,000(8)    below 1%

   Clayton W. Frye, Jr.                        10,000       below 1%

   Donald Haskell, Jr.                      2,273,630(9)      17.92%

   Norman Metcalf                               -0-           -0-

   Robert C. Ruocco                           740,000(10)      5.83%

   Geoffrey L. Stack                            -0-           -0-

   Robert A. Stine                             26,000(8)    below 1%

   Martin J. Whitman                        3,245,508(11)     25.58%

   Phillip L. Williams                          -0-           -0-

   Executive Officers

   Matt J. Echeverria                          19,300(12)   below 1%

   John A. Wood                                12,900(12)   below 1%

   Dennis Mullins                               6,810(12)   below 1%

   Allen Lyda                                  14,000(12)   below 1%

   All officers and directors as a          6,366,873         49.84%
   group
   (18 persons)

   (1) In each case, the named stockholder has the sole voting and investment power as to the indicated shares, except as set forth in the footnotes below.

   (2) Does not include 26,072 shares (0.21% of the number of shares outstanding) owned of record and beneficially by the Sherman Foundation, a non-profit public charity, three of the trustees of which are directors of Ardell Investment Company and M.H. Sherman Company, those being Messrs. Donald Haskell, Chairman of the Board of Directors of the Company, and Craig Cadwalader and Dan T. Daniels, directors of the Company.

   (3) Includes 3,045,508 shares owned beneficially and of record by Third Avenue Value Fund and 200,000 shares owned beneficially and of record by Third Avenue Small-Cap Value Fund. EQSF Advisers, Inc. has sole voting and investment power with respect to these shares.

   (4) Includes 505,000 shares owned beneficially and of record by Carl Marks Strategic Investments, L.P., 185,000 shares owned beneficially and of record by Carl Marks Strategic Investments II, L.P., and 50,000 shares owned beneficially and of record by Uranus Fund Ltd. Carl Marks Management Company, L.P. has sole voting and investment power with respect to the shares owned by Carl Marks Strategic Investments, L.P. and Carl Marks Strategic Investments II, L.P. Carl Marks Offshore Management, Inc., which is under common control with Carl Marks Management Company, L.P., has sole voting and investment power with respect to the shares owned by Uranus Fund Ltd.

   (5) Based upon information provided to the Company by the stockholder on a Schedule 13G dated January 20, 1998, and filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

   (6) Includes 1,055,828 shares owned by Ardell Investment Company, 1,140,630 shares owned by M.H. Sherman Company, and 26,072 shares owned by Sherman Foundation. Mr. Cadwalader is a director of Ardell Investment Company and M.H. Sherman Company and a trustee of Sherman Foundation. Mr. Cadwalader disclaims beneficial ownership as to all of the shares owned by said entities for all other purposes.

   (7) Includes 1,055,828 shares owned by Ardell Investment Company, 1,140,630 shares owned by M.H. Sherman Company, and 26,072 shares owned by Sherman Foundation. Mr. Daniels is Vice President, Treasurer and a director of Ardell Investment Company, President and a director of M.H. Sherman Company, and Vice President, Secretary and a trustee of Sherman Foundation. Mr. Daniels disclaims beneficial ownership as to all of the shares owned by said entities for all other purposes.

   (8) The shares owned by Messrs. Dezember and Stine are held by family trusts. Each director and his spouse share voting and investment power with respect to their shares. Mr. Stine's total includes 25,000 shares underlying options that are currently exercisable or become exercisable within 60 days.

   (9) Includes 51,100 shares owned by Mr. Haskell personally, 1,055,828 shares owned by Ardell Investment Company, 1,140,630 shares owned by M.H. Sherman Company, and 26,072 shares owned by Sherman Foundation. Mr. Haskell is President and a director of Ardell Investment Company, is Chairman of the Board and a director of M.H. Sherman Company, and has the power to vote a majority of the shares of each company. He is also President and a trustee of Sherman Foundation. Mr. Haskell disclaims beneficial ownership of the shares owned by the Sherman Foundation for all other purposes.

   (10) Includes 505,000 shares owned beneficially and of record by Carl Marks Strategic Investments, L.P., 185,000 shares owned beneficially and of record by Carl Marks Strategic Investments II, L.P., and 50,000 shares owned beneficially and of record by Uranus Fund Ltd. Mr. Ruocco is a General Partner of Carl Marks Management Company, L.P. and a Vice President of Carl Marks Offshore Management, Inc., and shares voting and investment power for both entities.

   (11) Includes 3,045,508 shares owned beneficially and of record by Third Avenue Value Fund and 200,000 shares owned beneficially and of record by Third Avenue Small-Cap Value Fund. Mr. Whitman is Chairman of the Board and CEO of Third Avenue Trust, which contains Third Avenue Value Fund and Third Avenue Small-Cap Value Fund as investment series, and of EQSF Advisers, Inc., Third Avenue Trust's investment advisor, and has the power to vote a majority of the shares of EQSF Advisers, Inc. Mr. Whitman disclaims beneficial ownership of the shares owned by said entities for all other purposes.

   (12) The shares owned by Messrs. Echeverria and Wood are held as community property. Each officer and his spouse share voting and investment power with respect to their shares. The totals for Messrs. Echeverria, Lyda, Mullins and Wood include shares underlying options that are currently exercisable as follows: Mr. Echeverria 19,000 shares, Mr. Lyda 14,000 shares, Mr. Mullins 6,810 shares and Mr. Wood 10,000 shares.

                        ELECTION OF DIRECTORS

        The Board of Directors now consists of twelve directors, the authorized number of directors having been increased in 1997 from 10 to 12. The directors are divided into three classes based upon when their terms expire. The terms of four directors (Class I) expire at the 2000 Annual Meeting, the terms of four directors (Class II) expire at the 1998 Annual Meeting, and the terms of four directors (Class III) expire at the 1999 Annual Meeting. Only three directors are being elected to Class II positions at the 1998 Annual Meeting. Mr. Williams' term expires at the 1998 Annual Meeting; he has notified the Board that he does not intend to stand for reelection. In January 1998 the Board of Directors amended the Bylaws of the Company to decrease the authorized number of directors from 12 to 11, and to decrease the authorized number of Class II directors from four to three, effective as of the 1998 Annual Meeting. The regular terms of directors expire at the third Annual Meeting following the Annual Meeting at which the directors were elected, although directors continue to serve until their successors are elected and qualified, unless the authorized number of directors has been decreased.

        The names of the nominees of the Board of Directors for election as directors at the 1998 Annual Meeting (all of whom are presently directors) are set forth in the table below, along with certain other information. The table also includes information as to other directors of the Company.

        Other than nominations made at the direction of the Board of Directors, nominations of persons for election to the Board of Directors by stockholders must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which the Notice of Annual Meeting of Stockholders was mailed. Such stockholder's notice must set forth: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required, in each case pursuant to the Securities Exchange Act of 1934, as amended; and (ii) as to the stockholder giving the notice, the name and address, as they appear on the Company's books, of such stockholder, and the class and number of shares of the Company which are beneficially owned by such stockholder.

        Except as noted below, each proxy solicited by and on behalf of the Board of Directors will be voted "FOR" the election of the nominees named below (unless such authority is withheld as provided in the proxy) and one third of the votes to which the stockholder is entitled will be cast for each of the three nominees. In the event any one or more of the nominees shall become unable to serve or refuse to serve as director (an event which is not anticipated), the proxy holders will vote for substitute nominees in their discretion. If one or more persons other than those named below as nominees for the 1998 Annual Meeting are nominated as candidates for director by persons other than the Board of Directors, the enclosed proxy may be voted in favor of any one or more of said nominees of the Board of Directors or substitute nominees and in such order of preference as the proxy holders may determine in their discretion.

        All references to the Company in the table below and the remainder of this Proxy Statement relating to periods prior to June 1987 include references to Tejon Ranch Co., a California corporation and the Company's predecessor, which became a wholly owned subsidiary of the Company as a result of a reincorporation transaction consummated in June 1987.


 Nominees for Class II Directors                 First
 Whose Terms Expire in 1998                      Became
 and Principal Occupation or Employment(1)       Director   Age

  Craig Cadwalader(2)                             1994      57
    President, Chief Operating Officer and
    Director,
    Ardell Marina, Inc., yacht brokerage;
    Director, M.H. Sherman Co.

  Rayburn S. Dezember(2)(4)                       1990      67
    Director of Wells Fargo
    & Co., CalMat Co.,
    Bolthouse Farms,  Inc.,
    and The Bakersfield Californian

  Robert A. Stine(3)(5)                           1996      51
    President and Chief Executive Officer,
    Tejon Ranch Co.;
    Director of Rancho Santa Fe National Bank
    Continuing Directors and Principal Occupation
    or Employment(1)

  Otis Booth, Jr.(2)(3)                           1970      74
   Private investments and ranching;
   Director of Clipper Fund, Inc.

  Dan T. Daniels(2)(4)                            1982      56
   President and Director, M.H. Sherman
   Company, investments

  Clayton W. Frye, Jr.(3)(5)                      1975      67
   Senior Associate of Laurance S.
   Rockefeller, business and investment
   management; Director of The Times Mirror
   Company.

  Donald Haskell(3)(4)(5)                         1967      70
   Chairman of the Board, M.H. Sherman
   Company, investments;
   President, Ardell Investment Company,
   investments;
   Chairman of the Board, Tejon Ranch Co.

  Norman Metcalfe                                 1998      55
   Real estate and investments; Director of
   First Sierra Financial, Inc.

  Robert C. Ruocco(4)                             1997      39
   General Partner, Carl Marks Management
   Company, L.P.,investment management;
   Director of Sport & Health Company,
   L.C., and Seaman Furniture
   Company, Inc.

  Geoffrey L. Stack                               1998      54
   Managing Director, SARES REGIS
   Group, real estate development
   and management; Director of Arral &
   Partners.

  Martin J. Whitman(5)                            1997      73
   Chairman of the Board and Chief Executive
   Officer of Third Avenue Trust and EQSF
   Advisers, Inc., investment management;
   Danielson Holding Corporation, insurance;
   and M.J. Whitman, Inc.,stock brokerage;
   Distinguished Faculty Fellow, Yale
   University School of Management; Director
   of Nabors Industries, Inc.

   (1) Except as set forth below, each of the directors has been engaged in his principal occupation described above during the past five years. There are no family relationships among any directors of the Company. All directors are members of the Real Estate Committee, which sits as a committee of the whole.

        Mr. Metcalfe served as Vice Chairman and Chief Financial Officer of The Irvine Company from March 1993 to December 1996. Until May 1993, Mr. Stack was President, a
        Director and sole shareholder of Regis Group.   Mr. Stine
        served as the Chief Executive Officer of The Collins Companies from 1986 to April 1995. He became President and Chief Executive Officer of the Company on May 1, 1996, and a Director of the Company on May 13, 1996.

        Since March 1990, Mr. Whitman has been the Chairman of the Board, Chief Executive Officer and a Director (and, since January 1991, the President) of Third Avenue Trust and its predecessor, Third Avenue Value Fund, Inc. (together with its predecessor, "Third Avenue Trust"), an open-end management investment company registered under the Investment Company Act of 1940 and containing multiple investment series, and EQSF Advisers, Inc. ("EQSF"), Third Avenue Trust's investment adviser. Until April 1994, Mr. Whitman also served as the Chairman of the Board, Chief Executive Officer and a Director of Equity Strategies Fund, Inc., previously a registered investment company. Mr. Whitman is a Managing Director of Whitman Heffernan Rhein & Co., Inc., an investment and financial advisory firm which he co-founded in 1987 and which ceased operations in December 1996. Mr. Whitman has been a Director and Chairman of the Board since August 1990 and Chief Executive Officer since August 1996 of Danielson Holding Corporation. Since 1974, Mr. Whitman has been the President and controlling stockholder of M.J. Whitman & Co., Inc. (now known as Martin J. Whitman & Co., Inc.) ("MJW&Co") which, until August 1991, was a registered broker-dealer. From August 1994 to December 1994, Mr. Whitman served as the Managing Director of M.J. Whitman, L.P. ("MJWLP"), then a registered broker-dealer which succeeded to the broker-dealer business of MJW & Co. Since January 1995, Mr. Whitman has served as the Chairman and Chief Executive Officer (and, until June 1995, as President) of M.J. Whitman, Inc. ("MJW"), which succeeded at that time to MJWLP's broker-dealer business. Also since January 1995, Mr. Whitman has served as the Chairman and Chief Executive Officer of M.J. Whitman Holding Corp., the parent of MJW and other affiliates. Mr. Whitman is a Distinguished Faculty Fellow in Finance at the Yale University School of Management.

   (2)  Member of Audit Committee.

   (3)  Member of Executive Committee.

   (4)  Member of Compensation Committee.

   (5)  Member of Nominating Committee.

        The terms of Messrs. Frye, Haskell, Metcalfe and Whitman expire at the 1999 Annual Meeting, and the terms of Messrs. Booth, Daniels, Ruocco and Stack expire at the 2000 Annual Meeting. No director's term expires at an Annual Meeting unless his successor has been elected and qualified, or the authorized number of directors has been decreased.

   Board of Directors and Committees

        Standing committees of the Board of Directors include the Executive, Audit, Compensation, and Real Estate Committees.
   The major functions of each of these committees are described briefly below.

        Except for certain powers which, under Delaware law, may be exercised only by the full Board of Directors, the Executive Committee may exercise all powers and authority of the Board of Directors in the management of the business and affairs of the Company.

        The Audit Committee recommends engagement of the independent accountants, reviews the arrangement and scope of audit, considers comments made by the independent accountants with respect to internal controls, reviews internal accounting procedures and controls with the Company's financial accounting staff, and reviews non-audit services provided by the Company's independent accountants.

        The Compensation Committee periodically reviews and either adjusts or recommends to the Board of Directors appropriate adjustments to the compensation arrangements for executive officers.

        The Nominating Committee periodically searches for and considers qualified candidates to serve on the Board of Directors. However, the nominees for director proposed by the Board of Directors are selected by the entire Board.

        The Real Estate Committee reviews all activities and issues related to the Company's real estate assets. It receives and considers the analyses of the Company's outside land use and development consultants. The Committee directs management on the direction that the Company's real estate activities should take.

        During 1997, there were six meetings of the Board of Directors, two of the Audit Committee, three of the Compensation Committee, two of the Nominating Committee, and none of the Real Estate Committee or the Executive Committee. During 1997 all incumbent directors attended 75% or more of the aggregate total of such meetings of the Board of Directors and committees of the Board on which they served, except Mr. Dezember.

   Director Compensation

        During 1997, directors who are not employees of the Company each received a quarterly retainer of $2,000, a fee of $1,000 for attendance at any meeting of the Board and a fee of $500 for attendance at any meeting of a Committee.

        On January 26, 1998, the Board of Directors increased the compensation payable to directors who are not employees of the Company to an annual retainer of $24,000, a fee of $1,000 for attendance at any meeting of the Board, a fee of $500 per Committee meeting attended by such director on the day of a Board meeting, and a fee of $1,000 per Committee meeting attended by such director on a day when the Board is not meeting. The fees are payable if the meeting was attended in person or by telephone conference call. The annual retainer is payable one-half in cash and one-half in stock options, unless the director elects to receive his entire retainer in stock options. The stock options used for this purpose are those described in the Director Plan. See, "Approval of Non-Employee Director Stock Incentive Plan". If the Director Plan is not approved by the stockholders on or before January 25, 1999, then all directors will receive their annual retainer in cash. If a director owns beneficially, or is affiliated with a person or entity which owns beneficially, 5% or more of the outstanding shares of the Common Stock of the Company, then that director may elect to receive his entire annual retainer in cash.

   Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own beneficially more than 10% of the Company's common stock to file reports of beneficial ownership and changes in ownership with the Securities and Exchange Commission. Messrs. Ruocco and Taylor failed to timely file initial statements after taking office, but promptly filed the reports when the oversight was called to their attention.

                       EXECUTIVE COMPENSATION

        The following table shows the aggregate compensation paid on an accrual basis by the Company and its subsidiaries during 1997 and each of the two previous years to the Chief Executive
   Officer and to the four other executive officers of the Company who were most highly compensated in 1997.


                     SUMMARY COMPENSATION TABLE

                                                    LONG TERM
               ANNUAL COMPENSATION                COMPENSATION
                                                     AWARDS

                                             SECURITIES  LTIP
                                             UNDERLYING  PAY-     ALL OTHER
  NAME AND PRINCIPAL    SALARY(1)  BONUS(1)  OPTIONS(2)  OUTS    COMPENSATION
     POSITION      YEAR    ($)       ($)        (#)       ($)       (3)($)

Robert A. Stine     1997 275,000    100,000         0                1,500
President and       1996 183,333(4) 36,665(4) 100,000                    0
Chief Executive     1995       0         0          0                    0
Officer

Matt J. Echeverria 1997 185,000    35,000           0                1,500
Senior Vice        1996 165,000    25,000           0                1,650
President          1995 144,232    25,000           0                1,442

Dennis Mullins    1997  143,000    15,000           0                1,430
Vice President    1996  135,000    12,500           0                1,350
General Counsel   1995  125,500    12,500           0                1,250
and Secretary

John A. Wood      1997  106,000    32,950           0                1,060
Vice President    1996  101,500    39,495           0                1,015
                  1995  101,500    37,462           0 80,000(5)      1,015

Allen E. Lyda     1997  138,000    20,000           0                1,380
Vice President,   1996  115,000    20,000           0                1,150
Treasurer and     1995  100,000    12,000           0                1,000
Secretary

   (1) Amounts shown include salary earned and received by executive officers as well as salary earned but deferred at the election of those officers. The bonus amounts shown were accrued by the Company in the years shown but were received by the officers in January of the following year.

   (2) In April 1997, the options of all officers listed above (except Mr. Mullins) were amended to lower the previously existing exercise price ($17.875 per share for Mr. Stine and $20.00 per share for the other officers) to $16.00 per share, the closing price of the Company's Common Stock on the American Stock Exchange at the close of trading on the date of the amendment. The exercise price of Mr. Mullins' options previously was $15.00 and was not changed. At the same time, the schedule of dates upon which options became exercisable was accellerated for all officers listed above (except Mr. Stine) so that it became the same as that previously provided to Mr. Stine (see "Stock Options"). Prior to the amendment, the options did not become exercisable until nine years after the date of the grant. As a result of the amendment, all of the options held by Messrs. Echeverria, Wood and Lyda became exercisable immediately, and 40% of Mr. Mullins' options became exercisable immediately.

   (3) The amounts in this column include the matching contributions made by the Company under its 401(k) defined contribution plan.

   (4) The amount shown reflects compensation for the partial year from May 1, 1996, when Mr. Stine became President and Chief Executive Officer of the Company, through December 31, 1996.

   (5) This payment, which was calculated by multiplying a fraction of salary times years of service, was paid pursuant to a long term incentive plan offered to all employees working in the farming operations of Laval Farms Limited Partnership (formerly Tejon Agricultural Partners) to encourage them to work as long as needed during the wind-down of the partnership. The amount was paid by the partnership with its own funds, and the Company did not bear directly or indirectly any of the cost of the payment.

        The Company has entered into an agreement with Mr. Stine providing for him to serve as President, Chief Executive Officer and a director of the Company. Under the agreement he is entitled to a salary at an annual rate of $275,000 per year (subject to review after November 1997), a bonus of up to 50% of base salary and the grant of an option to purchase 100,000 shares of the Common Stock of the Company at the fair market value of the shares on the date the option was granted. The option was granted in May 1996 with an exercise price of $17.875 per share, and the price was decreased to $16.00 per share in April 1997. See "Stock Options." Although the agreement does not provide for a term of employment, Mr. Stine will be entitled to continuation of his salary for two years if the Company terminates his employment without cause prior to May 1, 1998, and to continuation of his salary for one year if the Company terminates his employment without cause thereafter. In addition such a termination would result in acceleration of the exercise dates of Mr. Stine's stock option. The agreement also provides for perquisites consisting of a company car, country club membership and participation in the Company's health, disability and life insurance programs and its retirement plan.

        The Company has entered into agreements with each of the officers listed above (other than Mr. Stine, whose employment agreement is described above), providing the employee with specified severance benefits in the event the Company terminates his employment without cause, or the employee terminates his employment for good cause, within two years following, or within three months prior to and in connection with or anticipation of, a change of control of the Company. "Change of control" is defined to mean a liquidation of the Company; a change in the identity of a majority of the directors on the Board, with certain exceptions; or a transaction or series of transactions resulting in the sale of substantially all of the Company's assets or the merger, consolidation or reorganization of the Company, unless control of the Company or a successor company that controls the Company's assets is substantially the same after the transaction, as defined. The severance benefits generally consist of the continuation (for up to 30 months, subject to certain limitations) of the employee's salary, his average bonus over the three fiscal years preceding the termination, and Company health and life insurance, as well as the continuation for a substantially shorter period of time of applicable perquisites, including Company car, country club membership and/or Company housing.

   Stock Options

        In March 1992 the Board of Directors adopted a 1992 Stock Option Plan providing for the granting of options to purchase a maximum of 230,000 shares of the Company's Common Stock to employees, advisors, and consultants of the Company. The 1992 Stock Option Plan was approved by the stockholders at the 1992 Annual Meeting No grants of options were made in 1997 pursuant to the 1992 Stock Option Plan.

        The following table shows the number of shares subject to exercisable and nonexercisable stock options outstanding at December 31, 1997, and held by executive officers named in the preceding Summary Compensation Table.


             OPTIONS EXERCISES AND YEAR-END VALUE TABLE
                                                          VALUE OF
                                           NUMBER OF     UNEXERCISED
                     SHARES               UNEXERCISED    IN-THE-MONEY
                    ACQUIRED                OPTIONS      OPTIONS AT
                      ON         VALUE    AT FY-END(#)   FY-END($)(1)
                   EXERCISE    REALIZED   EXERCISABLE/   EXERCISABLE/
     NAME             (#)       ($)(1)    UNEXERCISABLE  UNEXERCISABLE

 Robert A. Stine       0          0      10,000/90,000  $83,125/$748,125
 Matt J. Echeverria    0          0      19,000/0      $157,938/0
 Dennis Mullins    3,690      $65,500     6,810/4,500   $56,608/$37,406
 John A. Wood          0          0      10,000/0       $83,125/0
 Allen E. Lyda         0          0      14,000/0      $116,375/0

  (1) Market value of underlying securities at year end, minus the exercise price of options.

       The currently outstanding options reflected in the table above (other than those of Messrs. Stine and Mullins) were granted in 1992, are fully exercisable, and expire in 2002. Mr. Stine's option was granted in May 1996, became exercisable as to 10% of the shares on the first anniversary of the grant, and will become exercisable as to 15% of the shares at the end of the second and third years and 30% of the shares at the end of the fourth and fifth years. In addition, a termination of Mr. Stine's employment without cause would result in acceleration of the exercise dates of his stock option. Mr. Mullins' option was granted in 1993, will become fully exercisable in December 1998 (subject to certain exceptions),
  and expires in 2003.    Under the terms of the option
  agreements, if the optionee leaves the employ of the Company for any reason other than death or disability, his options will terminate within three months after any such termination of employment and will be exercisable during those three months only to the extent that they were exercisable on the date of termination of employment. If the optionee's employment terminates as the result of death or disability, the options terminate one year after such death or disability and are exercisable during that one year period only if the employee has completed at least one full year of employment with the Company after the date of grant. Under such circumstances the options are exercisable to purchase that portion of the total number of shares subject to the options equal to such total number of shares times the fraction of the number of full years of employment completed after the date of grant divided by ten. The exercise date of the outstanding options will also be accelerated in the event of a change in control of the Company. "Change in control" is defined to include a merger, consolidation, transfer of assets, issuance or transfer of stock or other transaction or series of related transactions as a result of which persons or entities other than the stockholders immediately before the transaction or transactions would own at least 80% of the voting stock of the Company or its successor after the transaction.

       In April 1997 the options of all executive officers (except Mr. Mullins) were amended to lower the exercise price to the closing price of the Company's Common Stock on the American Stock Exchange at the close of trading on the date of the amendment. The exercise price of Mr. Mullins' option ($15 per share) was lower than that closing price and was not changed. The following table shows the number of shares subject to options held by all executive officers which were amended, the exercise prices before and after the amendment and the remaining terms of the options at the time of the amendment. See "Compensation Committee Report on Executive Compensation" for a discussion of the repricing of the options.

                     TEN-YEAR OPTION REPRICINGS

                        Number
                        of                                          Length of
                        Securi-                                     Original
                        ties                    Exercise            Option
                        Under-                  Price at            Term
                        lying     Market        Time of             Remaining
                        Options   Price of      Repric-             at Date
                        Repriced  Stock at Time ing or              of
                        or        of Repricing  Amend-    New       Repricing
                        Amended   or Amendment  ment      Exercise  or
   Name       Date       (#)           ($)         ($)    Price ($) Amendment

   Robert A.  April 7,  100,000       16.00      17.875     16.00   9 yrs,
   Stine      1997                                                  1 mo.
   President
   and Chief
   Executive
   Officer

   Matt J.    April 7,  19,000        16.00       20.00     16.00   4 yrs,
   Echeverria 1997                                                  11 mos.
   Senior
   Vice
   President

   John A.    April 7,  10,000        16.00       20.00     16.00   4 yrs,
   Wood       1997                                                  11 mos.
   Vice
   President

   David      April 7,  16,000        16.00       20.00     16.00   4 yrs,
   Dmohowski  1997                                                  11 mos.
   Vice
   President

   Allen Lyda April 7,  14,000        16.00       20.00     16.00   4 yrs,
   Vice       1997                                                  11 mos.
   President
   Treasurer
   and
   Assistant
   Secretary

  In January 1998, the Board of Directors adopted the Incentive
  Plan.  See, "Approval of 1998 Stock Incentive Plan".

  Pension Plan

       The Company contributes each year to a Pension Plan for its salaried employees the amount necessary to fund the Plan on a actuarially sound basis. The amounts of these annual contributions are not included in the compensation table above. Pension benefits to be received from the Plan upon retirement are determined by an employee's five year final average annual compensation, length of service with the Company and age at retirement, subject to certain limitations imposed on a qualified retirement plan by the Internal Revenue Code.

       In 1991 the Company adopted a Supplemental Executive Retirement Plan (the "SERP") in order to restore to executives designated by the Compensation Committee of the Board of Directors the full benefits under the Pension Plan which would otherwise be restricted by certain limitations now imposed under the Internal Revenue Code. The SERP is unfunded, but the associated liability will be reflected on the Company's financial statement. No benefits under the Pension Plan or the SERP become vested until the earlier of (a) the participant's attainment of age 65, or (b) the completion of five or more years of vesting service (as defined under the Pension Plan referred to above). With respect to the SERP, an executive can become vested upon the incurrence of a total and permanent disability while employed by the Company as determined by the Board of Directors or the Compensation Committee. The Compensation Committee also has the power to grant a participant vested status with respect to the SERP even if he does not meet the foregoing requirements.

       The table below illustrates the amount of annual pension benefits payable under the Plan (as increased by amounts payable to eligible executives under the SERP) to persons in particular classifications who work to the normal retirement age of 65.

                                        Years of Service
    Five Year Final
     Average Annual                10         20      25 or More
      Compensation

               75,000                9,116     18,232      22,790
              100,000               13,241     26,482      33,102

              125,000               17,366     34,732      43,415
              150,000               21,491     42,982      53,720

              175,000               25,616     51,232      64,040
              200,000               29,741     59,482      74,352

              250,000               37,991     75,982      94,977
              275,000               42,116     84,232     105,289
              300,000               46,241     92,482     115,602

        For purposes of pension benefits, earnings consist of compensation determined in the manner reflected in the preceding Summary Compensation Table, except that for pension benefit purposes, bonuses are included in the year paid instead of in the year accrued and amounts under "Long Term Compensation Awards" and "All Other Compensation" are not counted. The benefits presented are straight life annuity amounts and are determined based on the benefit formula required by the Plan, which conforms to the regulations of the Internal Revenue Service and ERISA. The credited years of service under the Plan as of December 31, 1997, for those named in the table above are Mr. Stine - 1 year, Mr. Wood - 19 years, Mr. Echeverria - 18 years, Mr. Lyda - 7 years, and Mr. Mullins - 4 years. All employees having one year in service to the Company participate in the Plan. This includes all current officers of the Company, except Mr. James Taylor, who was named Vice President - Real Estate in May 1997.

  Compensation Committee Interlocks and Insider Participation

        During 1997 Mr. Haskell rented a Company owned house, and Wood River Ranch, a corporation in which Mr. Haskell is the sole shareholder, boarded horses at the Company's quarter horse facility. Aggregate payments made to the Company for rent and horse boarding and training, including reimbursements for incidental expenses, during 1997 totalled
  $49,116. It is expected that this arrangement will continue throughout 1998. The boarding and training fees charged Wood River Ranch are comparable to customary rates in the horse training and breeding business and are the same as fees charged to other horse owners not affiliated with the Company. The rent which Mr. Haskell pays for the house is not less than the rent which the Company charges persons not affiliated with the Company for comparable residences.

        Commencing December 1, 1993, Mr. Haskell leased Mr. San Olen, a quarter horse, to the Company, which uses Mr. San Olen for breeding purposes. The lease term runs until December 31, 1998, and the Company has an option to extend the lease term for an additional three years. The rent paid by the Company is $1.00 per year triple net, plus one-half of all net profits made from breeding Mr. San Olen with mares not owned by the Company. The leasing of horses for breeding purposes typically involves the payment of a substantial rent by the lessee. The Company believes that this agreement is favorable to the Company compared to other such horse lease arrangements.

        Beginning in 1997 and continuing into 1998, Messrs. Echeverria, Lyda and Wood fed cattle for their personal accounts at Champion Feedlot in Hereford, Texas, which is owned by a Company subsidiary. Total costs for feed, miscellaneous supplies and veterinary services were $100,202.80 through January 31, 1998 for Mr. Echeverria, $100,008 through February 17, 1998 for Mr. Lyda, and $148,437 through January 31, 1998 for Mr. Wood. Feed and other supplies and services were sold to these officers at the same prices they were then sold to unaffiliated feedlot customers. All accounts are current as of February 17, 1998. As of January 30, 1998, Mr. Wood incurred indebtedness to the feedlot in the amount of $162,487, representing the cost of cattle purchased from third parties by the feedlot for Mr. Wood's account. Mr. Wood had previously established a line of credit with a local bank to finance this purchase and the indebtedness was the result of an inadvertent failure by the feedlot to call on this line of credit concurrently with the purchase. Mr. Wood paid interest on the indebtedness at the rate of 9.5% per annum, the same rate that the feedlot charges to unaffiliated customers, and all principal and interest was repaid as of February 17, 1998.

  Compensation Committee Report on Executive Compensation

        The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

        In past years, including 1997, the Compensation Committee's decisions regarding executive compensation were not tied to any specific financial performance criteria but were based on an analysis of each executive's performance in balancing the short-term operating objectives of the Company with the long-term objective of protecting and enhancing the value of the Company's major asset - its land.

        The Company is different from most companies in that its asset value is very large, but its earnings from current operations are limited. While the Company has sought an optimum level of income from the Company's operations, many of the activities of the executives of the Company have been directed toward the preservation and enhancement of the development potential of the Company's land. Because of that it has been difficult to measure precisely the ultimate financial benefit for the Company's stockholders of each executive's performance.

        The compensation of Mr. Stine as President and Chief Executive Officer for 1997 was based upon the terms of the employment agreement entered into with him when he joined the Company in May 1996. Under that agreement Mr. Stine was to be paid a salary of $275,000 per year (subject to review after November 1997), a bonus of up to 50% of his base salary and the grant of an option to purchase 100,000 shares of Common Stock of the Company at the fair market value of the shares on the date of grant. The $100,000 bonus paid to Mr. Stine for 1997 reflects the favorable evaluation of Mr. Stine's performance throughout the year, including the preparation of a five year business plan to significantly increase the revenues and income of the Company, the reorganization of responsibilities within the Company's management and the creation of a joint venture with Petro Stopping Centers to develop a travel plaza on 50 acres of the Company's land.

        The compensation for executives other than Mr. Stine in 1997 was based upon the individual and collective judgment of the Committee members as to the particular executive's performance, rather than upon any mathematical calculations relating to specific performance objectives. Salary and bonus levels for 1997 and prior years generally reflect a long-term evaluation of a particular executive as well as the nature of his duties and level of experience. One exception to this overall basic approach is Mr. Wood, whose bonus for 1997 was based on a formula relating to the farming division's operating income.

        In setting the compensation for executives other than Mr. Stine for 1997 the Compensation Committee considered information as to compensation levels at other companies obtained through their public reports, private surveys and direct communication. Although there is no group of companies that are directly comparable to the Company, the Committee made its judgment in part by taking into account what other companies of comparable size were doing. The Committee did not attempt to set the compensation for Company executives for 1997 at any particular level as compared to the other companies, but merely evaluated what the companies are paying as one factor along with others to be considered.

        The Compensation Committee has relied upon stock options as the primary long-term incentive compensation offered to executive officers and continues to believe they are an important incentive to encourage executives to remain with the Company. In April 1997 the dates upon which outstanding stock options become exercisable were modified in order to make the options a more meaningful part of each executive's total compensation package.
  Prior to the modification, for each executive other than Mr. Stine the options did not become exercisable until nine years after the date of grant and expired ten years after the date of grant. As a result of the modification, the options become exercisable as to 10% of the number of shares on the first anniversary of the date of grant, 15% at the end of the second and third years and 30% at the end of the fourth and fifth years.
  The Committee believes that this schedule is more consistent with the practice of other comparable companies. This is also the same schedule of exercise dates that applies to Mr. Stine's option and was included in the terms of the agreement entered into with him when he joined the Company in May 1996. The Committee also approved reducing the option prices to the fair market value of the shares on the date the modification of options was approved, again to make the options a more significant portion of each executive's total compensation package.

        For 1998 the Compensation Committee has recommended to the Board of Directors, and the Board of Directors has approved, significant changes in the policies applicable to determining the compensation of executive officers. During 1997 the Company retained an independent consultant to advise it with respect to executive compensation and to survey other real estate-oriented companies' practices with respect to executive compensation. The new policies approved by the Board of Directors are based in significant part on the recommendations of the independent consultant.

        Under the new policies executive salaries will be increased somewhat for some of the executives named in the Summary Compensation Table under "Executive Compensation" but are expected to remain relatively stable, with any significant increases in compensation to depend upon achieving certain specific performance goals. Executives will be able to earn bonus compensation ranging from 20% to 50% of annual salary for Mr. Stine and 18% to 45% for the other named executives (except Mr. Wood), based upon the extent to which performance criteria are satisfied. Sixty percent of the bonus for Mr. Stine will be based upon the extent to which the revenues and income of the Company achieve or exceed specified amounts and 40% will be based upon the extent to which he achieves a number of specific personal objectives. For executives in charge of particular operating divisions, 40% of bonus is based upon Company revenues and income, 30% is based upon their own division's revenues and income and 30% is based upon achieving a number of specific personal objectives. For Mr. Lyda, whose performance does not relate to any particular division of the Company, 70% of the bonus will be based upon the Company's revenues and income and 30% will be based upon achieving specific personal objectives, and for Mr. Mullins, whose performance also does not relate to any particular division of the Company, those percentages will be 50% and 50%. Mr. Wood's bonus will be equal to 1.25% of operating cash flow from the farming division (subject to certain adjustments), but not to exceed $60,000.

        In January 1998 the Compensation Committee recommended to the Board of Directors, and the Board of Directors approved, a long-term compensation plan that contemplates the granting of options on a periodic basis in the discretion of the Board of Directors pursuant to the 1998 Stock Incentive Plan. The Committee believes that stock options are a desirable form of long-term compensation because they more closely align the interests of the executives with those of the stockholders. The Committee also recommended, and the Board approved, the granting of options to purchase an aggregate of 100,000 shares of Common Stock of the Company to five executive officers. See "Approval of 1998 Stock Incentive Plan - Options Granted Under Incentive Plan." These approvals by the Board are subject to the condition that the stockholders approve the 1998 Stock Incentive Plan at the Annual Meeting.
  As in past years, the number of shares subject to options granted to each executive reflects a subjective, long-term evaluation of the executive as well as the nature of his duties and level of experience.

        The percentage of total compensation represented by salary, bonus and stock options for 1998 was determined by the Committee and the Board based upon the information and recommendations provided by the independent consultant as well as input from individual members of the Committee and the Board. No specific formulas were used to determine the relative mix of the three forms of compensation.

         Donald Haskell, Dan T. Daniels, Rayburn S. Dezember, Robert C. Ruocco, Phillip L. Williams
         Members of the Compensation Committee


                         PERFORMANCE GRAPH

       The following graph is a comparison of cumulative total shareowner returns for the Company, the Dow Jones Equity Market
  Index, and the Dow Jones Real Estate Index for the period shown.

                      1992     1993   1994    1995     1996   1997

     Tejon Ranch      100.00   87.25  71.90    87.25   85.03  146.04
     Co.

     DJ Equity        100.00  109.61 110.79   153.31  189.28  253.75
     Market

     DJ Real Estate   100.00  117.07 111.34   137.60  184.51  219.49

  --   Assumes $100 invested on December 31, 1992
  --   Total Return Assumes Reinvestment of Dividends
  --   Fiscal Year Ending December 31

                        1993     1994     1995      1996      1997

    TEJON RANCH       -12.75%   -17.59%   21.34%    -2.54%  71.76%

    DJ EQUITY MKT       9.95%     0.77%    38.37    23.46%  34.06%

    DJ REAL ESTATE     17.07%    -4.89%   23.58%    34.09%  18.96%

        The stock price performance depicted in the above graph is not necessarily indicative of future price performance. The Performance Graph will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the Performance Graph by reference.

        The Dow Jones Real Estate Index, for the most part, includes companies which, unlike the Company, are principally engaged in the active phases of commercial land development and which have revenues substantially greater than those of the Company. The Company is unaware of any industry or line-of-business index that is more nearly comparable.

                      APPROVAL OF 1998 STOCK INCENTIVE PLAN

        At the Annual Meeting, the stockholders of the Company will be asked to vote upon the approval of the Company's 1998 Stock Incentive Plan (the "Incentive Plan"). The Incentive Plan was adopted by the Board of Directors of the Company on January 26, 1998 and provides for the making of awards to employees, consultants and advisors of the Company with respect to an aggregate of 800,000 shares of Common Stock of the Company. Awards under the plan are not restricted to any specific form or structure, although the Company's present intention is that awards granted under the plan will be in the form of stock options. The Board of Directors recommends a vote FOR approval of the Incentive Plan.

        The following is a summary of the principal features of the Incentive Plan. This summary is qualified in its entirety by reference to the full text of the Incentive Plan, a copy of which is attached to this Proxy Statement as Appendix A.

  Description of the Plan

        Purpose of the Plan.    The purpose of the Incentive Plan is to enable
  the Company and its subsidiaries to attract, retain and motivate their employees, consultants and advisors by providing for or increasing their proprietary interests in the Company. The Board of Directors of the Company has decided as a policy matter to increase the portion of the total compensation of the officers of the Company that is based on incentives and expects to use stock options granted under the Incentive Plan as a principal means of providing the incentive compensation, together with payment of cash bonuses. The Board believes that the use of options to purchase Common Stock of the Company is desirable because it more closely aligns the interests of the officers of the Company with those of the stockholders.

        Eligibility.    All employees of the Company and its subsidiaries are
  eligible to receive awards under the Incentive Plan, although the Board of Directors presently intends to limit the grant of awards under the Incentive Plan to officers of the Company. Awards also can be granted under the Incentive Plan to consultants and advisors of the Company and its subsidiaries. The Board of Directors does not presently intend to grant awards to any consultants or advisors, although it would have the flexibility to do so if the Plan is approved by the stockholders.

        Number of Shares Available Under the Plan.    The aggregate number of
  shares of Common Stock as to which awards can be granted under the Incentive Plan is 800,000. That number is subject to adjustment in the event of a stock split, reverse stock split, merger, and certain other significant events. The closing price of the Company's Common Stock on the American Stock Exchange on March 23, 1998 was $26.375.

        Types of Awards To Be Granted Under the Plan.    Under the Incentive
  Plan awards may be granted in the form of stock options which qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986 or options which do not qualify under any section of the Internal Revenue Code (so-called "non-incentive stock options"). Only persons who are employees of the Company may be granted incentive stock options. Such options may not be granted at an exercise price less than the fair market value of the shares on the date of grant, and any person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company may not be granted an incentive stock option at a price less than 110% of the fair market value of the stock on the date of grant. The term of options may not be greater than 10 years (5 years for 10% stockholders), the options must not be transferable other than by the laws of descent and distribution, and they must be exercisable during the life of the holder only by him or her. The plan under which incentive options are granted must be approved by the stockholders within 12 months after it is adopted by the Board of Directors. If the aggregate fair market value of all shares of stock with respect to which incentive stock options granted to an individual first become exercisable during any calendar year exceeds $100,000, the options will not qualify as incentive options to the extent of the excess.

        Under the Incentive Plan the Board of Directors or a committee of directors (see "Administration" below) will have the power to determine the terms of each option granted, including the expiration, vesting and exercise dates and whether the exercise price will be paid in cash, by tender of outstanding shares of Common Stock, by surrendering option rights with respect to existing unexercised stock options, by any combination of the foregoing or by any other means approved by the Board of Directors or the committee. See "Options Granted Under Incentive Plan" below for a description of options which have been granted under the Incentive Plan subject to stockholder approval of the Plan.

        Although the Board of Directors presently intends that awards granted under the Incentive Plan will be in the form of stock options, the Incentive Plan allows the Company to enter into any type of arrangement with any eligible grantee that involves or might involve the issuance of shares of Common Stock of the Company, such as an option, stock appreciation right or similar right with an exercise or conversion privilege at a price related to the Common Stock of the Company, or a value derived from the value of the Common Stock.

        The types of awards which other companies have granted under similar plans include stock appreciation rights, restricted stock and performance share awards. Stock appreciation rights (also called "SARs") entitle the grantee exercising the SAR to receive payment in an amount equal to the difference between the fair market value of a share of stock on the date of exercise and the exercise price of the SAR multiplied by the number of shares as to which the SAR is exercised. The SAR can be settled in cash, shares of stock or a combination of both. It is also possible to grant SARs in tandem with stock options that are not eligible for the federal income tax treatment afforded incentive stock options (see "Certain Federal Income Tax Consequences of Options and Other Awards") in order to provide the grantee with cash to pay the income taxes that are payable upon exercise of such an option.

        Awards can be granted in the form of shares of stock which are restricted by agreements having terms and provisions determined by the Board of Directors or a committee thereof, which may include forfeiture provisions or restrictions on transferability that expire over time or upon the satisfaction of certain performance or other requirements. Grantees receiving restricted stock typically are entitled to dividends and voting rights on the shares prior to the lapsing of the restrictions.

        The Incentive Plan would also permit the Board of Directors or a committee of the Board to grant performance share awards involving the issuance of unrestricted shares of Common Stock based upon the appreciation in the market value, book value or other measure of value of the Common Stock, the performance of the Company based on earnings or cash flow or such other factors as the Board or the committee may determine.

        Administration.    The Incentive Plan provides that it is to be
  administered by the Board of Directors or a committee, which must consist of two or more directors. The Incentive Plan gives the Board of Directors or the committee broad authority to determine the persons to whom awards will be granted, the time or times at which awards will expire, the types of awards to be granted, the number of shares subject to each award and all other terms and conditions of awards. The Board or the committee also has the power to adopt, amend and rescind rules and regulations relating to the Incentive Plan, to determine whether and the extent to which adjustments are required to be made under the Incentive Plan and under outstanding awards in the event of events such as stock splits, reverse stock splits, stock dividends, other dividends or distributions (except cash dividends paid out of earned surplus) or a merger, recapitalization or certain other significant events. When the Incentive Plan was adopted, the Board of Directors authorized the Compensation Committee to consider and make recommendations to the Board with respect to the granting of options, but the Board reserved to itself the power to make grants and otherwise administer the Incentive Plan.

        Duration, Termination and Amendment of Plan.    The Incentive plan
  provides that awards cannot be granted under the Plan after January 25, 2008, which is the expiration of ten years after the Incentive Plan was adopted by the Board of Directors. Although no awards can be granted after that date, shares of Common Stock can be issued until January 25, 2018 pursuant to awards granted on or prior to January 25, 2008. The Board of Directors can amend or terminate the Incentive Plan at any time in any manner, except that no amendment or termination of the Incentive Plan can deprive any grantee of any award already granted without the consent of the grantee, and no amendment can increase the number of shares subject to the Plan that can be issued pursuant to incentive stock options or change, alter or modify the employees or class of employees eligible to receive incentive stock options without obtaining the approval of the stockholders within 12 months after the adoption of any such amendment and prior to the issuance of any increased number of shares or the issuance of shares to any person not eligible for awards prior to the amendment.

  Options Granted Under Incentive Plan

        On January 26, 1998, after adopting the Incentive Plan, the Board of Directors authorized the granting of options to purchase an aggregate of 100,000 shares of Common Stock of the Company to five executive officers. All of the options have terms of ten years, are exercisable at $23.875 per share (the closing price of the Company's Stock on the day of grant) and become exercisable as to 20% of the total number of shares subject to the option on January 26, 2001 and as to an additional 20% of the total number of shares on January 26 of each of the following four years. The options will be rescinded if the Incentive Plan is not approved by the stockholders within 12 months after the adoption of the Plan by the Board (which occurred on January 26, 1998).

        The following table shows the number of shares granted to the Chief Executive Officer, to each of the four other executive officers of the Company who were the most highly compensated in 1997 and to all executive officers as a group. No options were granted to any other person.

                                                           No. of Shares
      Name                            Title              Subject to Option

  Robert A. Stine              President and Chief                35,000
                                Executive Officer

  Matt J. Echeverria           Senior Vice President              21,000

  Dennis Mullins               Vice President, General Counsel    12,000
                               and Secretary

  James Taylor                 Vice President, Real Estate        16,000

  Allen E. Lyda                Vice President, Treasurer and      16,000
                               Assistant Secretary
                                                                 100,000
  All executive officers as a
  group

               All of the options granted under the Incentive Plan terminate within three months after any termination of employment by the grantee and are exercisable during that three-month period only to the extent that they were exercisable on the date of termination of employment. If the optionee's employment terminates as the result of death or disability, the option terminates one year after such death or disability, and if an optionee dies or becomes disabled after termination of his or her employment, the option is exercisable until the first anniversary of such death or disability. The options become fully exercisable with respect to all shares in the event of a merger or consolidation as a result of which there is a change in the ownership of voting securities of the Company of more than 80% or a sale or transfer by the Company of all or substantially all of its assets or a dissolution of the Company. The options also terminate after any such event (subject to certain exceptions). The Committee has the power in its sole discretion to accelerate the dates when the options becomes exercisable for any reason.

          The terms of the options permit payment of the purchase price upon exercise to be made in cash or, subject to certain limitations, by tendering outstanding shares of Common Stock valued at their then fair market value (as defined), or by reducing the number of shares subject to the option as to which it is then exercisable and crediting toward the purchase price of other shares the difference between the exercise price and the then fair market value of the shares as to which the option is being reduced. If any of the options are not eligible for the tax treatment as incentive stock options under the Internal Revenue Code (see "Certain Federal Income Tax Consequences of Options and Other Awards"), any withholding taxes can be paid in the same manner.

  Certain Federal Income Tax Consequences of Options and Other Awards

                  The following is a brief description of the federal income tax treatment that will generally apply to awards granted under the Incentive Plan based on federal income tax laws in effect on the date of this Proxy Statement. The exact federal income tax treatment of awards will depend on the specific nature of the award. This summary does not constitute tax advice, is not intended to be exhaustive and, among other things, does not describe any state, local or foreign tax consequences, nor does it fully describe the tax rules applicable to persons subject to
  Section 16(b) of the Securities Exchange Act of 1934. Such persons should consult their own tax advisors with respect to the tax rules applicable to them.

                  Incentive Stock Options.    Neither the grant nor exercise
  of an incentive stock option under the Incentive Plan is taxable to the employee receiving the option. If the employee holds the stock purchased upon exercise of an incentive stock option for at least one year after the purchase of the stock and at least two years after the option was granted, his or her later sale of the stock will produce long-term capital gain or loss, and the Company will not be entitled to any tax deduction. Under current law, the maximum long-term capital gain rate of 20% only applies to assets held for more than 18 months. The maximum rate is 28% for assets held for more than 12 months but not more than 18 months. However, if the employee sells or otherwise transfers the stock before these holding periods have elapsed (a "disqualifying disposition"), he or she will generally be taxed at ordinary income rates on the portion of any gain on the sale equal to the excess of the fair market value of the stock when the option was exercised over the option exercise price, and the Company will be entitled to a tax deduction in the same amount. Any remaining gain or loss will be short-term or long-term capital gain or loss depending on the holding period of the shares. If shares acquired pursuant to the exercise of an incentive option are surrendered to the Company upon exercise of an incentive option and if such shares have not been held for the requisite one- and two-year periods, the surrender will be treated as a disqualifying disposition.

                  Non-Incentive Options.    Although the grant of
  non-incentive stock options under the Incentive Plan also is not generally taxable to the optionee, when he or she exercises the option, he or she will be taxed at ordinary income rates on the excess of the fair market value of the stock received over the option exercise price, and the Company will be entitled to a tax deduction in the same amount. The amount paid by the optionee on exercise plus the amount included in an optionee's income as a result of the exercise of a non-incentive option will be treated as his or her basis in the shares acquired, and any gain or loss on the subsequent sale of the shares will be treated as long-term or short-term capital gain or loss as the case may be.

                  Stock Appreciation Rights.    The grant of a stock
  appreciation right is generally not a taxable event for the grantee. Upon exercise of the stock appreciation right, the grantee will recognize ordinary income in an amount equal to the amount of cash received upon such exercise, and the Company will be entitled to a deduction equal to the same amount.

                  Restricted Stock.    The purchase of restricted stock is not
  a taxable event for the purchaser. When restrictions imposed upon the stock expire, the purchaser will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the restricted stock on the date of such expiration over the purchase price of the shares. The purchaser may, however, elect within 30 days after the date of purchase under Section 83(b) of the Internal Revenue Code to recognize ordinary income on the date of purchase in an amount equal to the excess of the fair market value of the restricted stock on the date of purchase, determined without regard to the restrictions imposed on such shares, over the purchase price of the shares. If and when the purchaser recognizes ordinary income attributable to the restricted stock, the Company will be entitled to a deduction equal to the amount of such ordinary income.

                  Other Awards. Awards may be granted to employees under the Incentive Plan that do not fall clearly into the categories described above. The federal income tax treatment of these awards will depend upon their specific terms.

                  Insiders.    Special rules apply to awards if the grantee of
  an award is subject to Section 16 of the Securities Exchange Act of 1934, which applies to directors and officers of the Company and beneficial owners of 10% or more of the outstanding shares of its Common Stock. Section 16 and the rules thereunder require that persons subject to Section 16 pay over to the Company any profit realized from the purchase and sale of any equity security if the purchase and sale occur within six months of each other (subject to certain exceptions). Because of these provisions the timing of the recognition of income with respect to awards granted under the Incentive plan by persons subject to Section 16 may be different from that described above, and such persons should consult their own tax advisors. Section 16 also has a corresponding effect on the timing of any deductions to which the Company is entitled in connection with awards granted under the Incentive Plan.

                  Excess Parachute Payments.    The terms of the agreements
  pursuant to which awards are made under the Incentive Plan may provide for accelerated vesting or payment of an award in connection with a change in ownership or control of the Company. The options granted on January 26, 1998 include such provisions. In that event and depending upon the individual circumstances of the recipient employee, certain amounts with respect to such awards may constitute "excess parachute payments" under the golden parachute provisions of the Internal Revenue Code. Pursuant to those provisions, an employee will be subject to a 20% excise tax on any "excess parachute payment."

                  Withholding Taxes. The Company will generally be required to withhold applicable taxes with respect to any ordinary income recognized by a grantee in connection with awards under the Incentive Plan.

               THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS
               A VOTE "FOR" APPROVAL OF THE INCENTIVE PLAN.

             APPROVAL OF NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

            At the Annual Meeting, the stockholders of the Company will asked to vote upon the approval of the Company's Non-Employee Director Stock Incentive Plan (the "Director Plan"). The Director Plan was adopted by the Board of Directors of the Company on January 26, 1998 and provides for the making awards to Directors of the Company who are not employees of the Company or any of its subsidiaries (as defined below) with respect to an aggregate of 200,000 shares of Common Stock of the Company. Awards under the Director's Plan are not restricted to any specific form or structure, although the Company's present intention is that awards granted under the Plan will be in the form of stock options. The number of shares as to which awards can be granted under the Director Plan is limited to 200,000 in the aggregate. The Board of Directors recommends a vote FOR approval of the Director Plan.

            The following is a summary of the principal features of the Director Plan. The summary is qualified in its entirety by reference to the full text of the Director Plan, a copy of which is attached to this Proxy Statement as Appendix B.

  Description of Director Plan

            Purpose of the Plan. The purpose of the Director Plan is to enable the Company to attract, retain and motivate non-employee directors by providing for or increasing their proprietary interests in the Company. The Board of Directors believes that the ownership of stock by directors is desirable because it more closely aligns the interests of each director with those of the stockholders of the Company.

            Eligibility. All of the Company's directors who are not employees of the Company or its subsidiaries on a full-time basis are eligible to receive grants under the Director Plan, except that directors who are temporarily employees of the Company or a subsidiary on a full-time basis are also eligible to receive awards under the Director Plan.

            Number of Shares Available Under the Plan. The Director Plan authorizes the granting of awards with respect to a maximum of 200,000 shares of Common Stock of the Company in the aggregate for all such awards. The number of shares subject to the Plan is subject to adjustment in the event of a stock split, reverse stock split, merger and certain other significant events. The closing price of the Common Stock of the Company on the American Stock Exchange on March 23, 1998 was $26.375.

            Types of Awards To Be Granted Under the Plan. Options granted under the Director Plan will be non-incentive stock options, which means that they will not meet the requirements for the federal income tax treatment afforded incentive stock options. See "Approval of 1998 Incentive Stock Plan - Certain Federal Income Tax Consequences of Options and Other Awards - Incentive Stock Option." Under the Director Plan the Board of Directors or a committee of directors (see "Administration" below) will have the power to determine the terms of each option granted, including the expiration, vesting and exercise dates and whether the exercise price will be paid in cash, by tender of outstanding shares of Common Stock, by surrendering option rights with respect to existing unexercised stock options, by any combination of the foregoing or by any other means approved by the Board of Directors or the committee. See "Options Granted Under Director Plan" below for a description of options which have been granted under the Director Plan subject to stockholder approval of the Plan.

            Although the Board of Directors presently intends that awards granted under the Director Plan will be in the form of stock options, the Director Plan allows the Company to enter into any type of arrangement with a non-employee director that involves or might involve the issuance of shares of Common Stock of the Company, such as an option, stock appreciation right or similar right with an exercise or conversion privilege at a price related to the Common Stock of the Company or a value derived from the value of the Common Stock. The types of awards which other companies have granted under similar plans include stock appreciation rights, restricted stock and performance share awards. For descriptions of these types of awards see "1998 Stock Incentive Plan - Description of the Plan - Types of Awards To Be Granted Under the Plan."

            Administration.    The Director Plan provides that it is to be
  administered by the Board of Directors or a committee of two or more directors. The Director Plan gives the Board of Directors or the committee broad authority to determine the non-employee directors to whom awards will be granted, the time or times at which awards will expire, the types of awards to be granted, the number of shares subject to each award and all other terms and conditions of awards. The Board or the committee also has the power to adopt, amend and rescind rules and regulations relating to the Director Plan and to determine whether and the extent to which adjustments are required to be made under the Director Plan and under outstanding awards in the event of events such as stock splits, reverse stock splits, stock dividends, other dividends or distributions (except cash dividends paid out of earned surplus) or a merger, recapitalization or certain other significant events. When the Director Plan was adopted, the Board of Directors reserved to itself the authority with respect to the granting of options and the administration of the Director Plan.

            Duration, Termination and Amendment of Plan.    The Director Plan
  provides that awards cannot be granted under the Plan after December 31, 2002, which is the expiration of slightly less than five years after the Director Plan was adopted by the Board of Directors. Although no awards can be granted after that date, shares of Common Stock can be issued until December 31, 2012 pursuant to awards granted under the Director Plan. The Board of Directors can amend or terminate the Director Plan at any time in any manner.

  Options Granted Under Director Plan

            On January 26, 1998, when the Board of Directors adopted the Director Plan, it also adopted a program for the compensation of non-employee directors which contemplates the granting of options under the Director Plan. See "Election of Directors - Director Compensation." Under that program each director will receive one-half or all of his or her $24,000 annual retainer in the form of stock options to be granted annually, except that a director affiliated with a person or entity owning beneficially 5% or more of the outstanding shares of Common Stock of the Company may elect to take his or her annual retainer compensation in cash.

            The director compensation program adopted by the Board authorized Company officers to grant stock options to directors as part of their annual retainer compensation each year until 2002, absent a change to or rescission of the director compensation program. Options granted to directors for this purpose will be granted on the second Tuesday of January of each year for which the retainer compensation is payable, except that the date of grant for 1998 was February 2. The options will have an exercise price equal to the fair market value of the shares on the date of grant, will have a term of ten years, will be fully exercisable commencing on December 15 of the calendar year in which they are granted and will not be transferable by the director except in connection with his or her death or disability. The death, disability or termination of the grantee's status as a director will not cause any option granted under the Director Plan to terminate, except that if a director ceases to serve in that capacity at any time during the year for which the option is granted, the option will terminate as to the number of shares that is proportional to the number of days remaining in the year for which the option was granted through December 15 of that year.

            To determine the number of shares subject to options to be granted under the Director Plan to satisfy the Company's obligation to pay annual retainer compensation (which is expressed in dollars), the value per share of the options will be determined using the Black-Scholes method as of the date of grant. The Black-Scholes method is a complex, commonly used method to value options named for the men who developed it. The number of shares subject to the option to be granted to each director for a particular year will be determined by dividing the amount of the annual retainer compensation to be paid to the director in the form of an option by a per share value of the option so determined.

            The director compensation program adopted by the Board is presently intended to remain in effect until December 31, 2002, but the Board has the power to amend or terminate the program at any time. In that event awards could be granted to non-employee directors under the Director Plan in forms other than the stock options described above.

            On January 26, 1998, the Board of Directors authorized the granting of options to purchase 1,236 shares of Common Stock of the Company to each of the non-employee directors named under "Election of Directors" for their 1998 annual retainer compensation, except that Messrs. Booth, Daniels, Dezember and Ruocco elected to take their entire annual retainer compensation in the form of options to purchase 2,472 shares and Messrs. Cadwalader, Haskell and Whitman elected to receive their annual retainer compensation entirely in cash. Thus the number of shares subject to options granted to all directors as a group was 14,832. The exercise price under the options was $24.50 per share, which was the closing price of the Common Stock on the American Stock Exchange on the date of grant. The options will be rescinded if the Director Plan is not approved by the stockholders within 12 months after the date it was adopted by the Board.

           In addition to including the terms described above, the options become fully exercisable with respect to all shares in the event of a merger or consolidation as a result of which there is a change in the ownership of voting securities of the Company of more than 80% or a sale or transfer by the Company of all or substantially all of its assets or a dissolution of the Company. The options also terminate after of any such event (subject to certain exceptions). The Board of Directors has the power in its sole discretion to accelerate the dates when the options become exercisable for any reason.

            The terms of the options permit payment of the purchase price upon exercise to be made in cash or, subject to certain limitations, by tendering outstanding shares of Common Stock valued at their then fair market value (as defined), or by reducing the number of shares subject to the option as to which it is then exercisable and crediting toward the purchase price of other shares the difference between the exercise price and the then fair market value of the shares as to which the option is being reduced. Withholding taxes payable as a result of the exercise of the options can also be paid in the same manner.

  Certain Federal Income Tax Consequences of Options and Other Awards

            Stock options granted under the Director Plan are expected to be non-incentive stock options and will be treated for tax purposes in the manner described for such options under the heading "Approval of 1998 Stock Director Plan - Certain Federal Income Tax Consequences of Options and Other Awards - Non-Incentive Options." The federal income tax treatment of other kinds of awards granted under the Director Plan will be the same as described in that section of this Proxy Statement.

         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR"
                          APPROVAL OF THE DIRECTOR PLAN

                                      OTHER

            Financial Information. The Company's Annual Report to Stockholders accompanies this Proxy Statement. Copies of the Company's Annual Report on Form 10-K (without exhibits) filed with the Securities and Exchange Commission may be obtained by calling or writing Corporate Secretary, Tejon Ranch Co., Post Office Box 1000, Lebec, California 93243,
  (805) 248-6774.

            Independent Accountants. Representatives of Ernst & Young LLP, the independent public accountants for the fiscal year most recently completed, will be at the meeting, will have an opportunity to make a statement if they wish, and will be available to respond to appropriate questions from stockholders.

            Stockholder Proposals. A stockholder's proposal will be considered at the 1998 Annual Meeting of Stockholders only if the stockholder provides timely notice of such proposal in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 30 days nor more than 60 days prior to the meeting as originally scheduled, but if less than 40 days notice or prior public disclosure of the date of the meeting is given or made to the stockholders, then the notice must be received not later than the close of business on the 10th day following the day on which the Notice of Annual Meeting of Stockholders was mailed. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. To be considered for inclusion in the proxy statement for the 1999 Annual Meeting, stockholder proposals are required to be delivered to the Company on or before December 10, 1998.

          Other Business. Management does not know of any matter to be acted upon at the meeting other than those described above, but if any other matter properly comes before the meeting, the persons named on the enclosed proxy will vote thereon in accordance with their best judgment.

            Stockholders are urged to sign and return their proxies without delay.
                              For the Board of Directors,

                              DONALD HASKELL, Chairman of the Board
                              DENNIS MULLINS, Secretary
  April 13, 1998


                                  APPENDIX "A"
                                 TEJON RANCH CO.

                            1998 STOCK INCENTIVE PLAN


                  Section 1.  PURPOSE OF PLAN

                  The purpose of this 1998 Stock Incentive Plan ( this "Plan") of Tejon Ranch Co., a Delaware corporation (the "Company"), is to enable the Company and its subsidiaries to attract, retain and motivate their employees, consultants and advisers by providing for or increasing the proprietary interests of such persons in the Company.

                  Section 2.  PERSONS ELIGIBLE UNDER PLAN

                  Any person, including any director of the Company, who is an employee, consultant or adviser of the Company or any of its subsidiaries (a "Grantee") shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder; provided, however, that only those Grantees who are employees of the Company or any of its subsidiaries shall be eligible to be considered for the grant of Incentive Stock Options (as hereinafter defined) hereunder.

                  Section 3.  AWARDS

                  (a) The Board of Directors of the Company (the "Board") or the Committee (as hereinafter defined), on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with a Grantee that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of (i) shares of Common Stock, par value $.50 per share, of the Company (the "Common Shares") or
  (ii) a Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such Rule may be amended from time to time) with an exercise or conversion privilege at a price related to the Common Shares or with a value derived from the value of the Common Shares. The entering into of any such arrangement is referred to herein as the "grant" of an "Award."

                  (b) Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

                  (c) Common Shares may be issued pursuant to an Award for any lawful consideration as determined by the Board or Committee, including, without limitation, services rendered by the recipient of such Award.

                  (d) The exercise period for Awards granted in the form of options shall not be more than 120 months from the date the option is granted.

                  (e) Awards granted in the form of options shall provide that neither the option nor any interest therein may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution or any transfer to a guardian or other personal representative in connection with the disability of the Grantee.

                  (f) Awards granted in the form of options shall be exercisable at such times and in such amounts as are determined by the Board of Directors or the Committee, except that in no event shall any Award be granted to any one person in any one calendar year with respect to more than 400,000 Common Shares.

                  (g) Subject to the provisions of this Plan, the Board or the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

                  (i) a provision permitting the recipient of such Award, including any recipient who is a director or officer of the
 Company, to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, or such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:

                        (A) the delivery of previously owned shares of capital stock of the Company or other property,

                        (B) a reduction in the amount of Common Shares or other property otherwise issuable pursuant to such Award,

                        (C) the delivery of a promissory note, the terms and conditions of which shall be determined by the Board or the Committee, or

                        (D) cash in the form of a personal, cashier's or certified bank check;

                        (ii) a provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in
            Section 7 hereof; or

                        (iii) a provision required in order for such Award to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (an "Incentive Stock Option").

                  Section 4.  STOCK SUBJECT TO PLAN

                  (a) The aggregate number of Common Shares that may be issued and issuable pursuant to all Awards, including Incentive Stock Options granted under this Plan, shall not exceed 800,000 (subject to adjustment as provided in Section 7). Such maximum number does not include the number of Common Shares subject to the unexercised portion of any Awards granted in the form of options, including Incentive Stock Options, under this Plan that expires or is terminated. Such maximum number of Common Shares is subject to adjustment as provided in Section 7 hereof (and is referred to herein as the "Share Limitation").

                  (b) For purposes of Section 4(a) hereof, the aggregate number of Common Shares issued and issuable pursuant to Awards granted under this Plan shall at any time be deemed to be equal to the sum of the following:

                        (i) the number of Common Shares which were issued prior to such time pursuant to Awards granted under this Plan excluding (except for purposes of computing the Share Limitation applicable to Incentive Stock Options granted under this Plan) shares which were reacquired by the Company pursuant to provisions in the Awards with respect to which those shares were issued giving the Company the right to reacquire such shares upon the occurrence of certain events; plus

                        (ii) the number of Common Shares which are or may be issuable at or after such time pursuant to outstanding Awards granted under this Plan prior to such time.

                  Section 5.  DURATION OF PLAN

                  No Awards shall be granted under this Plan after January 25, 2008. Although Common Shares may be issued after January 25, 2008 pursuant to Awards granted prior to such date, no Common Shares shall be issued under this Plan after January 25, 2018.

                  Section 6.  ADMINISTRATION OF PLAN

                  (a) This Plan shall be administered by the Board or a committee thereof (the "Committee") consisting of two or more directors.

                  (b) Subject to the provisions of this Plan, the Board or the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

                        (i) adopt, amend and rescind rules and regulations relating to this Plan;

                        (ii)  determine which persons meet the requirements of
            Section 2 hereof for eligibility under this Plan and to which of such eligible persons, if any, Awards shall be granted hereunder;

                        (iii) grant Awards to eligible persons and determine
            the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto;

                        (iv) determine whether, and the extent to which adjustments are required pursuant to Section 7 hereof; and

                        (v) interpret and construe this Plan and the terms and conditions of any Award granted hereunder.

                  Section 7.  ADJUSTMENTS

                  If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of shares or securities, or cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a dividend paid out of earned surplus) or other distribution, stock dividend, stock split, reverse stock split or the like, or in the event that substantially all of the assets of the Company are sold, unless the terms of such transaction or document evidencing an Award shall provide otherwise, the Committee may make appropriate and proportionate adjustments in (a) the number and type of shares or other securities that may thereafter be acquired pursuant to Incentive Stock Options and other Awards theretofore granted under this Plan and (b) the maximum number and type of shares or other securities of the Company that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under this Plan.

                  Section 8.  AMENDMENT AND TERMINATION OF PLAN

                  The Board may amend or terminate this Plan at any time and in any manner; provided, however, that (a) no such amendment or termination shall deprive the recipient of any Award theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto; and (b) no such amendment shall increase the aggregate number of Common Shares that may be issued pursuant to all Incentive Stock Options granted under this Plan (except pursuant to Section 7 hereof) or change, alter or modify the employees or class of employees eligible to receive Incentive Stock Options under this Plan without the approval of the stockholders of the Company, which approval must be obtained within 12 months after the adoption of such amendment by the Board and prior to the issuance of any increased number of shares or the issuance of shares to any person not eligible under the terms of this Plan before any such change.

                  Section 9.  EFFECTIVE DATE OF PLAN

                  This Plan shall be effective as of January 26, 1998, the date upon which it was approved by the Board; provided, however, that no Common Shares may be issued under this Plan until it has been approved, directly or indirectly, by a majority vote of the holders of the outstanding Common Shares of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of Delaware. If an Award granted under this Plan takes the form of an option, it shall be rescinded if such stockholder approval is not obtained within 12 months after the date set forth above upon which this Plan was approved by the Board.

                  Section 10.  STOCK EXCHANGE REQUIREMENTS; APPLICABLE LAWS

                  Notwithstanding anything to the contrary in this Plan, no Common Shares purchased upon exercise of an Award, and no certificate representing all or any part of such shares, shall be issued or delivered if
  (a) such shares have not been admitted to listing upon official notice of issuance on each stock exchange upon which shares of that class are then listed or (b) in the opinion of counsel to the Company, such issuance or delivery would cause the Company to be in violation of or to incur liability under any Federal, state or other securities law, or any requirement of any listing agreement to which the Company is a party, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company.


                                  APPENDIX "B"

                                 TEJON RANCH CO.

                   NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN


                  Section 1.  PURPOSE OF PLAN

                  The purpose of this Non-Employee Director Stock Incentive Plan (this "Plan") of Tejon Ranch Co., a Delaware corporation (the "Company"), is to enable the Company to attract, retain and motivate its non-employee directors by providing for or increasing the proprietary interests of such persons in the Company.

                  Section 2.  PERSONS ELIGIBLE UNDER PLAN

                  Any person who is a director of the Company and is not a full-time employee of the Company or any of its wholly-owned or majority owned subsidiaries (a "Grantee") shall be eligible to be considered for the grant of Awards (as hereinafter defined) under this Plan. For purposes of this Plan directors who work as employees part time or full time on a temporary basis (as determined by the Board of Directors) shall be eligible to be considered for the grant of Awards under this Plan.

                  Section 3.  AWARDS

                  (a) The Board of Directors of the Company (the "Board") or the Committee (as hereinafter defined) may authorize and direct one or more officers of the Company to enter into, on behalf of the Company, any type of arrangement with a Grantee that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of
  (i) shares of Common Stock, par value $.50 per share, of the Company (the "Common Shares") or (ii) a Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as such Rule may be amended from time to time) with an exercise or conversion privilege at a price related to the Common Shares or with a value derived from the value of the Common Shares. The entering into of any such arrangement is referred to herein as the "grant" of an "Award."

                  (b) Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

                  (c) Common Shares may be issued pursuant to an Award for any lawful consideration as determined by the Board or the Committee, including, without limitation, services rendered by the recipient of such Award.

                  (d) The exercise period for awards granted in the form of options shall be not more than 120 months from the date the option is granted.

                  (e) Awards granted in the form of options shall provide that neither the option nor any interest therein may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution or any transfer to a guardian or other personal representative in connection with the disability of the Grantee.

                  (f) Awards granted in the form of options shall be exercisable at such times and in such amounts as are determined by the Board of Directors or the Committee.

                  (g) Subject to the other specific provisions of this Plan, the Board or the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things, a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, or such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:

                        (i) the delivery of previously owned shares of capital stock of the Company or other property,

                        (ii) a reduction in the amount of Common Shares or other property otherwise issuable pursuant to such Award,

                        (iii) the delivery of a promissory note, the terms and
            conditions of which shall be determined by the Board, and/or

                        (iv) cash in the form of a personal or cashier's or bank certified check.

                  Section 4.  STOCK SUBJECT TO PLAN

                  (a) At any time, the aggregate number of Common Shares issued and issuable pursuant to all Awards granted under this Plan shall not exceed 200,000 ( the "Share Limitation"), subject to adjustment as provided in Section 7 hereof.

                  (b) For purposes of Section 4(a) hereof, the aggregate number of Common Shares issued and issuable pursuant to Awards granted under this Plan shall at any time be deemed to be equal to the sum of the following:

                          (i) the number of Common Shares which were issued prior to such time pursuant to Awards granted under this Plan excluding shares which were reacquired by the Company pursuant to provisions in the Awards with respect to which those shares were issued giving the Company the right to reacquire such shares upon the occurrence of certain events; plus

                         (ii) the number of Common Shares which are or may be issuable at or after such time pursuant to outstanding Awards granted under this Plan prior to such time.

                  Section 5.  DURATION OF PLAN

                  No Awards shall be granted under this Plan after December 31, 2002. Although Common Shares may be issued after December 31, 2002 pursuant to Awards granted on or prior to such date, no Common Shares shall be issued under this Plan after December 31, 2012.

                  Section 6.  ADMINISTRATION OF PLAN

                  (a) This Plan shall be administered by the Board or a committee thereof (the "Committee") consisting of two or more directors.

                  (b) Subject to the provisions of this Plan, the Board or the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

                        (i) adopt, amend and rescind rules and regulations relating to this Plan;

                        (ii)  determine which persons meet the requirements of
            Section 2 hereof for eligibility under this Plan and to which of such eligible persons, if any, Awards shall be granted hereunder;

                        (iii) grant Awards to eligible persons and determine
            the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto;

                        (iv) determine whether, and the extent to which adjustments are required pursuant to Section 7 hereof; and

                        (v) interpret and construe this Plan and the terms and conditions of any Award granted hereunder.

                  Section 7.  ADJUSTMENTS

                  If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of shares or securities or cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, reclassification, dividend (other than a dividend paid out of earned surplus), or other distribution, stock dividend, stock split, reverse stock split or the like, or in the event that substantially all of the assets of the Company are sold, then, unless the terms of such transaction or document evidencing an Award shall provide otherwise, the Committee may make appropriate and proportionate adjustments in (a) the number and type of shares or other securities of the Company that may be acquired pursuant to Awards theretofore granted under this Plan and
  (b) the maximum number and type of shares or other securities of the Company that may be issued pursuant to Awards thereafter granted under this Plan.

                  Section 8.  AMENDMENT AND TERMINATION OF PLAN

                  The Board may amend or terminate this Plan at any time and in any manner.

                  Section 9.  EFFECTIVE DATE OF PLAN

                  This Plan shall be effective as of January 26, 1998, the date upon which it was approved by the Board; provided, however, that no Common Shares may be issued under this Plan until it has been approved by a majority vote of the holders of the outstanding shares of Common Stock of the Company at a meeting duly held or by written consent in accordance with the laws of the State of Delaware. If an Award granted under this Plan takes the form of an option, it shall be rescinded if such stockholder approval is not obtained within 12 months after the date set forth above upon which this Plan was approved by the Board.

                  Section 10.  STOCK EXCHANGE REQUIREMENTS; APPLICABLE LAWS

                  Notwithstanding anything to the contrary in this Plan, no Common Shares purchased upon exercise of an Award, and no certificate representing all or any part of such shares, shall be issued or delivered if
  (a) such shares have not been admitted to listing upon official notice of issuance on each stock exchange upon which shares of that class are then listed or (b) in the opinion of counsel to the Company, such issuance or delivery would cause the Company to be in violation of or to incur liability under any Federal, state or other securities law, or any requirement of any listing agreement to which the Company is a party, or any other requirement of law or of any administrative or regulatory body having jurisdiction over the Company.

                        TEJON RANCH CO. PROXY

  This is solicited on behalf of the Board of Directors.

            This undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 13 1998 and hereby appoints DONALD HASKELL and ROBERT A. STINE as Proxies (each with full power to act in the absence of the other, and each with full power of substitution), to represent and to vote all shares of Common Stock of Tejon Ranch Co. held of record by the undersigned on March 31, 1998, at the Annual Meeting of Stockholders to be held on May 11, 1998, or any adjournment or postponement thereof.

            In their discretion, the proxies are authorized to vote upon such other business as properly may come before the meeting.

  PLEASE SIGN AND DATE ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE (Continued on reverse side)

            FOLD AND DETACH HERE


                                   TEJON RANCH CO.
                                   Annual Meeting of Stockholders
                                   May 11, 1998 9:30 a.m.
                                   Park Hyatt Los Angeles
                                   at Century City
                                   Grand Salon IV Room
                                   2151 Avenue of the Stars
                                   Los Angeles, CA  90067

                                                                 Withheld
                                                          For    For All
  1.    Election of Three Directors (Class I)             /   /    /   /
        (except as written to the contrary below)
        Craig Cadwalader, Rayburn S. Dezember,
        and Robert A. Stine


  2.    Approval of the 1998 Stock          For  Against  Abstain
        Incentive Plan                     /   /  /   /    /   /

  3.    Approval of the Non-Employee
        Director Incentive Plan            /  /   /   /    /   /

  (Instructions: to withhold authority to vote for any individual nominee write the nominee's name in the space below)

                    This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be vested for the election of directors and for both proposals submitted for stockholder approval

  Dated: _________________
  Signature:______________________________
  Signature:______________________________


        Note: Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. If more than one name appears hereon, all persons named should sign. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

                                FOLD AND DETACH HERE


                          TEJON RANCH CO.

            Narrative Description of Graphic and Image
            Information in Registrant's Proxy Materials

            Description of Graphic or Image Information
            Proxy Statement

  Page 17 Contains line graph comparing five year total cumulative return on $100 invested in Tejon Ranch Co., Dow Jones Equity Market and Dow Jones Real Estate showing the data points set forth below:

                      1992     1993   1994    1995     1996   1997

     Tejon Ranch      100.00   87.25  71.90    87.25   85.03  146.04
     Co.

     DJ Equity        100.00  109.61 110.79   153.31  189.28  253.75
     Market

     DJ Real Estate   100.00  117.07 111.34   137.60  184.51  219.49

  Form of Proxy

  Front             Printed material indicating notice of Annual
                    Meeting and voting record date.

  Reverse Printed material includes two boxes for purpose of marking votes and includes signature lines.